Report of Independent
Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of
Federated Core Trust III:

In planning and
performing our audit of
the financial statements
of Federated Project and Trade
Finance Core Fund (the Fund),
a series of the Federated Core
Trust III, as of and for the year
ended March 31, 2011, in
accordance with the standards
 of the Public Company Accounting
Oversight Board (United States),
we considered the Fund's internal
control over financial
reporting, including controls
over safeguarding securities,
as a basis for designing our
auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form
N-SAR, but not for the purpose
of expressing an opinion on the
effectiveness of the Fund's
internal control over financial
reporting. Accordingly, we express
no
such opinion.

Management of the Fund is
responsible for establishing
and maintaining effective internal
control
over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management
are required to assess the
expected benefits and related
costs of controls. A company's
internal
control over financial reporting
is a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation
of financial statements for external
purposes in accordance with
generally accepted accounting
principles. A company's internal
control over financial reporting
 includes those policies and
 procedures that (1) pertain
to the
maintenance of records that,
in
reasonable detail, accurately
and fairly reflect the transactions
and
dispositions of the assets of
the company; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements
in accordance with generally
accepted accounting principles,
and that receipts and expenditures
of the company are being made
in accordance with authorizations
 of management and directors of
the company; and (3) provide
reasonable assurance regarding
 prevention or timely detection
 of the unauthorized acquisition,
use, or disposition of the company's
assets that could have a material
effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or
detect misstatements. Also,
projections of any evaluation
of effectiveness to future periods are
subject to the risk that controls
 may become inadequate because of
changes in conditions, or that
the degree of compliance with the
policies or procedures may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation of a
control does not allow management
or employees, in the normal course
of performing their
assigned functions, to prevent or
detect misstatements on a timely
basis. A material weakness is a
deficiency, or a combination of
deficiencies, in internal control
over financial reporting, such
that
there is a reasonable possibility
that a material misstatement of
the Fund's annual or interim
financial statements will not be
 prevented or detected on a timely
basis.

Our consideration of the Fund's
internal control over financial
 reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
material weaknesses under standards
established by the Public
Company Accounting Oversight Board
(United States). However, we
noted no deficiencies in the
Fund's internal control over
financial reporting and its
operation, including controls
over
safeguarding securities that
we consider to be a material
weakness as defined above as of
 March
31, 2011.

This report is intended solely
for the information and use of
 management and the Board of
Trustees of Federated Core Trust
 III and the Securities and
Exchange Commission and is not
intended to be and should not
 be used by anyone other than
those specified parties.





Boston, Massachusetts
May 24, 2011